Ex. (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 22, 2009, relating to the financial statements and financial highlights which appear in the August 31, 2009 Annual Reports to Shareholders of Columbia Tax-Exempt Reserves, Columbia Cash Reserves, Columbia Treasury Reserves, Columbia New York Tax-Exempt Reserves, Columbia California Tax-Exempt Reserves, Columbia Government Reserves, Columbia Municipal Reserves, Columbia Money Market Reserves, Columbia Government Plus Reserves, Columbia Daily Cash Reserves, Columbia Massachusetts Municipal Reserves and Columbia Connecticut Municipal Reserves (series of Columbia Funds Series Trust) which are also incorporated by reference into the Registration Statement. We further consent to the inclusion of our report dated December 29, 2009 related to the financial statement of Columbia Daily Cash Reserves (a series of BofA Funds Series Trust) as of December 23, 2009. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

December 29, 2009